SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 16, 2010

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 16, 2010, the board of directors (the “Board”) of Strategic Hotels & Resorts, Inc. (the “Company”) approved certain changes to the compensation package offered to the Company’s non-employee directors based on recommendations by the compensation committee of the Board (the “Compensation Committee”). Effective October 1, 2010, (i) the annual cash retainer for each non-employee director was increased to $35,000, payable quarterly in arrears and (ii) the additional annual cash retainer payable to the chairperson of the Compensation Committee will be increased to $20,000, paid quarterly in arrears, for service as chairperson of that committee. In addition, commencing on the date of the Company’s next annual meeting of stockholders, each non-employee director will receive an annual restricted stock unit (“RSU”) grant on the date of the Company’s annual meeting at the lesser of 12,500 RSUs or $50,000 in value except that the chairperson of the Board shall receive an RSU grant at the lesser of 17,500 RSUs or $70,000 in value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

September 21, 2010	By:	/s/ Paula C. Maggio
Name: Paula C. Maggio
Title: Senior Vice President, Secretary & General Counsel

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